Exhibit 99.1

CyrusOne Inc. Closes Public Offering of Common Stock

DALLAS  —  June 26, 2015  —  CyrusOne Inc. (NASDAQ:CONE) (“CyrusOne”) has closed a public offering of 12,995,000 shares of its common stock, which included 1,695,000 shares of common stock sold pursuant to the option granted to the underwriters by CyrusOne, which was exercised prior to the closing, at a price to the public of $30.00 per share.

Citigroup, Goldman, Sachs & Co., Morgan Stanley, KeyBanc Capital Markets, Barclays, J.P. Morgan, Deutsche Bank Securities, RBC Capital Markets, TD Securities and Jefferies acted as joint-bookrunners for the offering. Stifel, SunTrust Robinson Humphrey and Raymond James acted as co-managers for the offering.

CyrusOne contributed, directly and indirectly, a portion of the net proceeds from the offering to its operating partnership, CyrusOne LP (the “Operating Partnership”), in exchange for 7,000,000 newly-issued common units of limited partnership interests in the Operating Partnership (“OP Units”). The Operating Partnership is expected to use such proceeds to finance, in part, its previously announced acquisition of Cervalis Holdings LLC (the “Cervalis Acquisition”), to pay fees and expenses related to the Cervalis Acquisition and for general corporate purposes. In the event the Operating Partnership does not consummate the Cervalis Acquisition, it is expected to use such proceeds to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes.

In addition, CyrusOne will use the remaining portion of the net proceeds from the offering to acquire 5,995,000 OP Units from a subsidiary of Cincinnati Bell Inc. (“Cincinnati Bell”).

As a result of this offering, Cincinnati Bell effectively owns approximately 11.3% of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in OP Units, which are exchangeable into shares of common stock of CyrusOne on a one-for-one basis.

The shares were offered pursuant to two shelf registration statements that have been declared effective by the Securities and Exchange Commission (“SEC”). The offering was made only by means of the prospectus supplement and accompanying prospectuses. The prospectus supplement and accompanying prospectuses related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the prospectus supplement and accompanying prospectuses related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com; Morgan Stanley, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; KeyBanc Capital Markets, 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Prospectus Delivery Department, or by calling (800)

859-1783; Barclays, c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, by calling (866) 803-9204 or by emailing prospectus-eq_fi@jpmchase.com; Deutsche Bank Securities, 60 Wall Street, New York, New York 10005-2836, Attention: Prospectus Group, by calling (800) 503-4611 or by emailing prospectus.cpdg@db.com; RBC Capital Markets, 200 Vesey Street, 8th Floor, New York, New York 10281-8098; Attention: Equity Syndicate, by calling (877) 822-4089 or by emailing equityprospectus@rbccm.com; TD Securities, by calling (289) 360-2302 or by emailing sdcconfirms@td.com; or Jefferies, 520 Madison Avenue, 2nd Floor, New York, New York 10022, Attention: Prospectus Department, by calling (877) 547-6340 or by emailing Prospectus_Department@Jefferies.com.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CyrusOne

CyrusOne Inc. (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 675 customers, including nine of the Fortune 20 and 146 of the Fortune 1000 or private or foreign enterprises of equivalent size.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management and service delivery throughout its 27 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the pending Cervalis Acquisition. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K report and Form 10-Q and Form 8-K reports and its registration statements (No.’s 333-194771 and 333-194770 on Form S-3). Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

Source: CyrusOne Inc.

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Investor Relations

Michael Schafer

972-350-0060

investorrelations@cyrusone.com

Media

Jacob Smith

513-671-3811

cyrusone@gyro.com